Exhibit 99.1

NEW YORK, October 20, 2021 - Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the third quarter of 2021.

Adena Friedman, President and CEO said, “The strong financial results for the third quarter of 2021 reflect consistent long-term growth in the Anti Financial Crime, Index and Analytics offerings, the benefits of the materially-expanded listed issuer base in our Corporate Platforms segment, and robust performance from the marketplace and connectivity platforms comprising our Market Services business.

While results reflect strong execution against a dynamic capital markets backdrop, I am particularly pleased by the 19% increase in ARR and the increasing contribution of our SaaS businesses, which provide a strong base for further growth across all environments.”

• Net revenues[1] increased 17% compared to the third quarter of 2020. Solutions segments[2] revenues increased 19%, including organic growth and contribution from the acquisition of Verafin.
• Annualized Recurring Revenue (ARR)[3] increased 19% compared to the third quarter of 2020, and excluding Verafin, increased 10%. Annualized SaaS revenues increased 42% and represented 34% of ARR.
• Third quarter GAAP diluted earnings per share increased 7%, and non-GAAP[4] diluted earnings per share increased 16%.
• During the first nine months of 2021, the company returned $1,145 million of cash to investors, including $885 million in share repurchases and $260 million in dividends.
Third Quarter 2021 Highlights			Ann Dennison, Executive Vice President and CFO said, “Our efforts to deliberately allocate capital to support the success of our long-term strategy is contributing to our 20% year-to-date revenue increase, while also supporting record year-to-date GAAP and non-GAAP diluted EPS results.”
	USD $ millions (except per share)	% Change (YoY)
Solutions Segments Revenues	$541	19%
Market Services Net Revenues	$295	15%
Net Revenues	$838	17%
ARR	$1,834	19%
GAAP Diluted EPS	$1.69	7%
Non-GAAP Diluted EPS	$1.78	16%

FINANCIAL REVIEW

•

Third quarter 2021 net revenues were $838 million, an increase of $123 million, or 17%, from $715 million in the prior year period. Net revenues reflected a $96 million, or 13%, positive impact from organic growth, a $25 million increase from the net impact of acquisitions and divestitures, and a $2 million increase from the impact of favorable changes in FX rates.

•

Solutions segments revenues were $541 million in the third quarter of 2021, an increase of $88 million, or 19%. The increase reflects a $59 million, or 13%, positive impact from organic growth, and a $29 million, or 6%, increase from the inclusion of revenues from the acquisition of Verafin. Market Services net revenues were $295 million in the third quarter of 2021, reflecting a $37 million, or 14%, positive impact from organic growth and a $2 million increase from the impact of FX.

•

Third quarter GAAP operating expenses increased 24% versus the prior year period. The increase primarily reflects higher compensation and benefits expense, general, administrative and other expense, depreciation and amortization expense, merger and strategic initiatives expense and computer operations and data communication expense.

•

Non-GAAP operating expenses increased 15% versus the prior year period. The increase reflects a $26 million, or 8%, organic increase over the prior year period, a $21 million, or 6% increase from the net impact of acquisitions and divestitures and a $4 million, or 1%, increase from changes in FX rates. The organic increase primarily reflects higher compensation and benefits expense, marketing and advertising expense and computer operations and data communication expense.

•

During the third quarter of 2021, the company repurchased $475 million in shares of its common stock, reflecting the impact from the previously announced ASR program executed during the period. The company repurchased an aggregate of $885 million, including the ASR described above, during the first nine months of 2021. As of September 30, 2021, there was $984 million remaining under the board authorized share repurchase program.

EXPENSE AND TAX GUIDANCE UPDATE5

•

The company is narrowing the range of its 2021 non-GAAP operating expense guidance to a range of $1,605 to $1,620 million. Nasdaq continues to expect its 2021 non-GAAP tax rate to be in the range of 25.0% to 27.0%.

STRATEGIC AND BUSINESS UPDATES

•

Nasdaq’s annualized SaaS revenues in the third quarter of 2021 increased 42% year over year. Annualized SaaS revenues totaled $620 million in the third quarter of 2021, representing 34% of total company ARR, up from 28% in the third quarter of 2020. The 42% year over year increase in annualized SaaS revenues primarily reflects the inclusion of Verafin and strong growth in our surveillance and analytics businesses.

•

Nasdaq Private Market contributed to a standalone, independent company to establish an institutional-grade, centralized secondary trading venue. Nasdaq, SVB Financial Group, Citi, Goldman Sachs and Morgan Stanley established a platform with Nasdaq Private Market’s existing technology, client relationships and regulatory infrastructure, providing a strong foundation to develop a full suite of liquidity solutions for private companies.

•

Investment Intelligence delivered strong new sales results. There were nearly 60 ETPs tracking Nasdaq indexes launched over the 12 months with over $5 billion of AUM accumulated through the third quarter of 2021, including the Invesco Innovation Suite and Hashdex products linked to the Nasdaq Crypto Index. Nasdaq’s analytics offerings through our eVestment platform saw continued strong new sales and user adoption across both asset owners and asset managers. The expanded suite of solutions is helping to drive higher ARR per client. Additionally, during the quarter, we announced a partnership with Mercer, creating a co-branded platform called MercerInsight, which will expand eVestment Analytics reach and coverage, deepen our position in the ecosystem and create further joint opportunities.

•

The Nasdaq Stock Market led U.S. exchanges for IPOs during the third quarter of 2021. The Nasdaq Stock Market IPO win rate was 75% in the third quarter of 2021, including 147 IPOs representing $29 billion in capital raised. There were 80 operating company[6] IPOs during the period including Robinhood, Duolingo, Sportradar, Olaplex Holdings and Freshworks, as well as the direct listing of Amplitude and 67 special purpose acquisition companies. SPAC combinations in the third quarter of 2021 included Lucid Motors, Astra Space and Matterport. Nasdaq’s European exchanges welcomed 25 IPOs during the period and 2021 has already set a new record for the highest yearly amount of new listings.

•

Nasdaq launched Nasdaq Data Link to simplify data discovery and expand cloud delivery. Nasdaq Data Link is a cloud-based technology platform that empowers all segments of the investing public with a comprehensive suite of financial, fund and alternative data. The platform builds on Nasdaq’s Quandl technology to provide a unified, modern API interface to enable integration across Nasdaq’s portfolio of data products.

•

Nasdaq led all exchanges during the third quarter of 2021 in total U.S. multiply-listed equity options volume traded. In the third quarter of 2021, Nasdaq’s U.S. options market average daily number of contracts totaled 11.5 million, an increase of 11% year over year.

1 Represents revenues less transaction-based expenses.

2 Constitutes revenues from Market Technology, Investment Intelligence and Corporate Platforms segments.

3 Annualized Recurring Revenue (ARR) for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

4 Refer to our reconciliations of U.S. GAAP to non-GAAP net income, diluted earnings per share, operating income and operating expenses, included in the attached schedules.

5 U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

6 Operating companies exclude special purpose acquisition companies and when a special purpose acquisition company completes an acquisition.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces its usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenues, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenues and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, trading volumes, products and services, ability to transition to new business models, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, the impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business partners, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact:

Will Briganti

+1.646.964.8169

william.briganti@nasdaq.com

Investor Relations Contact:

Ed Ditmire, CFA

+1.212.401.8737

ed.ditmire@nasdaq.com

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Revenues:
Market Technology	$114	$86	$332	$251
Investment Intelligence	272	236	787	654
Corporate Platforms	155	131	451	382
Market Services	814	954	2,823	2,855
Other Revenues	2	6	26	21

Total revenues	1,357	1,413	4,419	4,163
Transaction-based expenses:
Transaction rebates	(472)	(517)	(1,642)	(1,525)
Brokerage, clearance and exchange fees	(47)	(181)	(243)	(523)

Revenues less transaction-based expenses	838	715	2,534	2,115

Operating Expenses:
Compensation and benefits	230	198	700	582
Professional and contract services	36	38	101	96
Computer operations and data communications	47	39	137	109
Occupancy	27	29	81	80
General, administrative and other	42	13	66	99
Marketing and advertising	12	7	32	20
Depreciation and amortization	67	51	197	149
Regulatory	8	2	22	16
Merger and strategic initiatives	13	1	70	12
Restructuring charges	—	11	31	36

Total operating expenses	482	389	1,437	1,199

Operating income	356	326	1,097	916
Interest income	—	—	1	4
Interest expense	(33)	(24)	(95)	(77)
Net gain on divestiture of business	—	—	84	—
Other income	42	1	43	5
Net income from unconsolidated investees	6	54	90	97

Income before income taxes	371	357	1,220	945
Income tax provision	83	93	292	237

Net income attributable to Nasdaq	$288	$264	$928	$708

Per share information:
Basic earnings per share	$1.72	$1.61	$5.61	$4.31

Diluted earnings per share	$1.69	$1.58	$5.53	$4.25

Cash dividends declared per common share	$0.54	$0.49	$1.57	$1.45

Weighted-average common shares outstanding for earnings per share:
Basic	167.7	164.2	165.5	164.4
Diluted	170.2	167.5	167.9	166.8

Nasdaq, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
MARKET TECHNOLOGY REVENUES
Anti Financial Crime Technology revenues	$66	$32	$175	$94
Marketplace Infrastructure Technology revenues	48	54	157	157

Total Market Technology revenues	114	86	332	251

INVESTMENT INTELLIGENCE REVENUES
Market Data revenues	102	105	310	298
Index revenues	119	86	328	227
Analytics revenues	51	45	149	129

Total Investment Intelligence revenues	272	236	787	654

CORPORATE PLATFORMS REVENUES
Listings Services revenues	99	78	282	224
IR & ESG Services revenues	56	53	169	158

Total Corporate Platforms revenues	155	131	451	382

MARKET SERVICES REVENUES
Equity Derivative Trading and Clearing revenues	330	317	1,114	901
Transaction-based expenses:
Transaction rebates	(220)	(214)	(770)	(585)
Brokerage, clearance and exchange fees	(5)	(19)	(31)	(55)

Total net equity derivative trading and clearing revenues	105	84	313	261
Cash Equity Trading revenues	390	550	1,423	1,697
Transaction-based expenses:
Transaction rebates	(252)	(303)	(872)	(940)
Brokerage, clearance and exchange fees	(42)	(162)	(212)	(468)

Total net cash equity trading revenues	96	85	339	289
Fixed Income and Commodities Trading and Clearing revenues	13	12	44	39
Trade Management Services revenues	81	75	242	218

Total Net Market Services revenues	295	256	938	807

OTHER REVENUES	2	6	26	21

REVENUES LESS TRANSACTION-BASED EXPENSES	$838	$715	$2,534	$2,115

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$303	$2,745
Restricted cash and cash equivalents	29	37
Financial investments	185	195
Receivables, net	552	566
Default funds and margin deposits	4,202	3,942
Other current assets	225	175

Total current assets	5,496	7,660
Property and equipment, net	495	475
Goodwill	8,510	6,850
Intangible assets, net	2,885	2,255
Operating lease assets	383	381
Other non-current assets	628	358

Total assets	$18,397	$17,979

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$166	$175
Section 31 fees payable to SEC	14	224
Accrued personnel costs	221	227
Deferred revenue	380	235
Other current liabilities	132	121
Default funds and margin deposits	4,202	3,942
Short-term debt	480	—

Total current liabilities	5,595	4,924
Long-term debt	5,447	5,541
Deferred tax liabilities, net	395	502
Operating lease liabilities	398	389
Other non-current liabilities	207	187

Total liabilities	12,042	11,543

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,983	2,547
Common stock in treasury, at cost	(425)	(376)
Accumulated other comprehensive loss	(1,511)	(1,368)
Retained earnings	6,296	5,628

Total Nasdaq stockholders’ equity	6,345	6,433
Noncontrolling interests	10	3

Total equity	6,355	6,436

Total liabilities and equity	$18,397	$17,979

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
U.S. GAAP net income attributable to Nasdaq	$288	$264	$928	$708
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	40	26	116	76
Merger and strategic initiatives expense (2)	13	1	70	12
Restructuring charges (3)	—	11	31	36
Net gain on divestiture of business (4)	—	—	(84)	—
Net income from unconsolidated investees (5)	(6)	(55)	(88)	(97)
Extinguishment of debt (6)	33	—	33	36
Charitable Donations (7)	—	—	—	17
Provision for notes receivable (7)	—	6	—	6
Other (7)	(42)	(1)	(37)	3

Total non-GAAP adjustments	38	(12)	41	89
Non-GAAP adjustment to the income tax provision (8)	(23)	4	(24)	(34)

Total non-GAAP adjustments, net of tax	15	(8)	17	55

Non-GAAP net income attributable to Nasdaq	$303	$256	$945	$763

U.S. GAAP diluted earnings per share	$1.69	$1.58	$5.53	$4.25
Total adjustments from non-GAAP net income above	0.09	(0.05)	0.10	0.32

Non-GAAP diluted earnings per share	$1.78	$1.53	$5.63	$4.57

Weighted-average diluted common shares outstanding for earnings per share:	170.2	167.5	167.9	166.8

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs and will vary based on the size and frequency of the activities described above.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive re-alignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the nine months ended September 30, 2021, represents a pre-tax net gain of $84 million on the sale of our U.S. Fixed Income business, which is included in net gain on divestiture of business in the Condensed Consolidated Statements of Income.

(5)

Represents the earnings recognized from our equity interest in the Options Clearing Corporation, or OCC. We will continue to exclude the earnings and losses related to our share of OCC’s earnings for purposes of calculating non-GAAP measures as our income on this investment may vary significantly period to period. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(6)

For the three and nine months ended September 30, 2021, and for the nine months ended September 30, 2020, represents a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(7)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three and nine months ended September 30, 2021, these significant items primarily relate to gains from strategic investments entered into through our corporate venture program recorded in other income in our Condensed Consolidated Statements of Income. For the three and nine months ended September 30, 2020, these significant items primarily included a provision for notes receivable associated with the funding of technology development for the consolidated audit trail recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income, charges associated with duplicative rent and impairment of leasehold assets related to our global headquarters move recorded in occupancy and depreciation and amortization expense in our Condensed Consolidated Statements of Income, and a reversal of a regulatory fine issued by the Swedish Financial Supervisory Authority, recorded in regulatory expense in our Condensed Consolidated Statements of Income. The first nine months of 2020 also included charitable donations made to the Nasdaq Foundation, COVID-19 response and relief efforts, and social justice charities, which are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(8)

The non-GAAP adjustment to the income tax provision for the three and nine months ended September 30, 2021 and 2020 includes the tax impact of each non-GAAP adjustment. In addition, for the three and nine months ended September 30, 2021, the non-GAAP adjustment to the income tax provision includes adjustments related to return-to-provision and for the nine months ended September 30, 2020, a tax benefit on compensation related deductions determined to be allowable.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
U.S. GAAP operating income	$356	$326	$1,097	$916
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	40	26	116	76
Merger and strategic initiatives expense (2)	13	1	70	12
Restructuring charges (3)	—	11	31	36
Extinguishment of debt (4)	33	—	33	36
Charitable donations (5)	—	—	—	17
Provision for notes receivable (5)	—	6	—	6
Other (5)	(1)	(1)	5	7

Total non-GAAP adjustments	85	43	255	190

Non-GAAP operating income	$441	$369	$1,352	$1,106

Revenues less transaction-based expenses	$838	$715	$2,534	$2,115
U.S. GAAP operating margin (6)	42%	46%	43%	43%
Non-GAAP operating margin (7)	53%	52%	53%	52%

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs and will vary based on the size and frequency of the activities described above.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive re-alignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the three and nine months ended September 30, 2021, and for the nine months ended September 30, 2020, represents a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(5)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three and nine months ended September 30, 2020, these significant items primarily included a provision for notes receivable associated with the funding of technology development for the consolidated audit trail recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income, charges associated with duplicative rent and impairment of leasehold assets related to our global headquarters move recorded in occupancy and depreciation and amortization expense in our Condensed Consolidated Statements of Income, and a reversal of a regulatory fine issued by the Swedish Financial Supervisory Authority, recorded in regulatory expense in our Condensed Consolidated Statements of Income. The first nine months of 2020 also included charitable donations made to the Nasdaq Foundation, COVID-19 response and relief efforts, and social justice charities, which are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(6)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
(7)	Non-GAAP operating margin equals non-GAAP operating income divided by revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
U.S. GAAP operating expenses	$482	$389	$1,437	$1,199
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(40)	(26)	(116)	(76)
Merger and strategic initiatives expense (2)	(13)	(1)	(70)	(12)
Restructuring charges (3)	—	(11)	(31)	(36)
Extinguishment of debt (4)	(33)	—	(33)	(36)
Charitable donations (5)	—	—	—	(17)
Provision for notes receivable (5)	—	(6)	—	(6)
Other (5)	1	1	(5)	(7)

Total non-GAAP adjustments	(85)	(43)	(255)	(190)

Non-GAAP operating expenses	$397	$346	$1,182	$1,009

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs and will vary based on the size and frequency of the activities described above.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive re-alignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the three and nine months ended September 30, 2021, and for the nine months ended September 30, 2020, represents a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(5)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three and nine months ended September 30, 2020, these significant items primarily included a provision for notes receivable associated with the funding of technology development for the consolidated audit trail recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income, charges associated with duplicative rent and impairment of leasehold assets related to our global headquarters move recorded in occupancy and depreciation and amortization expense in our Condensed Consolidated Statements of Income, and a reversal of a regulatory fine issued by the Swedish Financial Supervisory Authority, recorded in regulatory expense in our Condensed Consolidated Statements of Income. The first nine months of 2020 also included charitable donations made to the Nasdaq Foundation, COVID-19 response and relief efforts, and social justice charities, which are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Market Technology
Order intake (in millions) (1)	$76	$84	$236	$202
Annualized recurring revenues (in millions) (2)	$428	$278	$428	$278
Investment Intelligence
Number of licensed exchange traded products (ETPs)	347	335	347	335
ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$361	$313	$361	$313
TTM (3) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$53	$48	$53	$48
TTM (3) net appreciation/depreciation ETP AUM tracking Nasdaq indexes (in billions)	$87	$58	$87	$58
Corporate Platforms
Initial public offerings
The Nasdaq Stock Market (4)	147	105	557	174
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	25	5	111	21
Total new listings
The Nasdaq Stock Market (4)	223	144	734	255
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (5)	28	11	132	33
Number of listed companies
The Nasdaq Stock Market (6)	3,990	3,249	3,990	3,249
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (7)	1,172	1,049	1,172	1,049
Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	35.5	28.1	36.7	26.7
Nasdaq PHLX matched market share	12.1%	12.8%	12.6%	12.4%
The Nasdaq Options Market matched market share	8.1%	9.6%	8.2%	10.2%
Nasdaq BX Options matched market share	1.6%	0.2%	1.1%	0.2%
Nasdaq ISE Options matched market share	6.0%	6.9%	6.6%	7.8%
Nasdaq GEMX Options matched market share	2.7%	6.3%	4.9%	5.3%
Nasdaq MRX Options matched market share	1.8%	0.9%	1.5%	0.6%

Total matched market share executed on Nasdaq’s exchanges	32.3%	36.7%	34.9%	36.5%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume options and futures contracts (8)	241,653	256,478	286,794	335,043
Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	9.8	9.9	11.6	11.1
Matched share volume (in billions)	106.5	123.7	373.3	393.2
The Nasdaq Stock Market matched market share	15.9%	18.0%	15.8%	17.2%
Nasdaq BX matched market share	0.5%	0.8%	0.6%	1.0%
Nasdaq PSX matched market share	0.6%	0.6%	0.7%	0.6%

Total matched market share executed on Nasdaq’s exchanges	17.0%	19.4%	17.1%	18.8%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	34.3%	32.0%	35.0%	31.2%

Total market share (9)	51.3%	51.4%	52.1%	50.0%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	989,688	819,751	1,033,316	924,455
Total average daily value of shares traded (in billions)	$5.7	$4.8	$6.4	$5.6
Total market share executed on Nasdaq’s exchanges	76.3%	77.5%	77.4%	77.6%
Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	96,155	87,668	113,807	105,837
Commodities
Power contracts cleared (TWh) (10)	177	195	632	670

(1)	Total contract value of orders signed during the period, excluding Verafin.
(2)

Annualized Recurring Revenue, or ARR, for a given period is the annualized revenue of Market Technology support and SaaS subscription contracts. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts during the reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(3)	Trailing 12-months.
(4)

New listings include IPOs, including issuers that switched from other listing venues, and separately listed ETPs. For the three months ended September 30, 2021, of the 147 IPOs, 67 were SPACs. For the three months ended September 30, 2020, of the 105 IPOs, 41 were SPACs. For the nine months ended September 30, 2021, of the 557 IPOs, 310 were SPACs. For the nine months ended September 30, 2020, of the 174 IPOs, 55 were SPACs.

(5)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)	Number of total listed companies on The Nasdaq Stock Market at period end, including 430 ETPs as of September 30, 2021, and 409 as of September 30, 2020.
(7)	Represents total listed companies on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(8)	Includes Finnish option contracts traded on Eurex for which Nasdaq and Eurex have a revenue sharing arrangement.
(9)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.

(10)	Transactions executed on Nasdaq Commodities or OTC and reported for clearing to Nasdaq Commodities measured by Terawatt hours (TWh).